Exhibit 4(ii)

WARRANT CERTIFICATE

Certificate Number

Initial Issuance Dated: [—], 2012	[—] Non-Transferable Warrants

VOID AFTER [—], 2017

WARRANT CERTIFICATE FOR PURCHASE OF STOCK OF

CAMCO FINANCIAL CORPORATION

This certifies that FOR VALUE RECEIVED or his, her or its registered assigns (the “Holder”) is the registered owner of Non-Transferable Warrants (“Non-Transferable Warrants”) of Camco Financial Corporation, a Delaware corporation (the “Company”). The Non-Transferable Warrants are subject to the terms and conditions set forth in this certificate and the Warrant Agreement (as hereinafter defined), and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant Agreement. Each Non-Transferable Warrant entitles the Holder to purchase one share of the Company’s Common Stock (“Stock”), at any time commencing on the date hereof and ending at 5:00 P.M., prevailing Eastern time, on the Expiration Date, upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse side hereof duly executed, at the corporate office of the Warrant Agent (as hereafter defined), accompanied by payment of the Warrant Price in the form permitted under the Warrant Agreement.

This Warrant Certificate and each Non-Transferable Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”), dated as of [—], 2012 by and between the Company and Registrar and Transfer Company (the “Warrant Agent”), a copy of which may be obtained from the Company at 814 Wheeling Avenue, Cambridge, Ohio 43725, or the Warrant Agent at 10 Commerce Drive, Cranford, New Jersey 07016, by a written request from the Holder hereof or which may be inspected by any Holder or his agent at the principal office of the Company or the Warrant Agent.

No fractional shares of Stock will be issued upon exercise of the Non-Transferable Warrant. In the case of the exercise of less than all the Non-Transferable Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Non-Transferable Warrants.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent shall treat the Holder as the absolute owner hereof and of each Non-Transferable Warrant represented hereby for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted thereon.

(SEAL)	CAMCO FINANCIAL CORPORATION,
a Delaware corporation

By:
Dated:	Name:
	Its:	Chief Executive Officer

By:
Name:
	Its:	Secretary and/or Treasurer

REGISTRAR AND TRANSFER COMPANY, a New Jersey corporation

As Warrant Agent

By:
Name:
Its:

DELIVERY OPTIONS FOR WARRANT CERTIFICATE

By Mail, Hand, Express Mail or Overnight Courier:

Registrar and Transfer Company

ATTN: Reorg/Exchange Dept.

10 Commerce Drive

Cranford, NJ 07016

DELIVERY OF THIS WARRANT CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery.

NOTICE OF EXERCISE. PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

SECTION 1

COMPLETE THE FOLLOWING IF YOU WISH TO PURCHASE ALL OR A PORTION OF THE SHARES OF THE COMPANY’S COMMON STOCK WHICH THIS WARRANT ENTITLES YOU TO PURCHASE:

Exercise of Warrant

I exercise my right to purchase pursuant to this warrant              shares of common stock of the Company. Therefore, I remit payment of:

	×	$2.10	= $
(# of shares)		(exercise price)		(total payment)

Full payment for the shares of Common Stock purchased pursuant to your exercise of the warrant must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on Advantage Bank, in each case payable to “Registrar and Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

Signature(s) of Warrantholder(s)

                         Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Warrant Certificate.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERNATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS WARRANT CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity. Please provide the following information (please print). See the instructions.

Name(s):

Capacity (Full Title):

Taxpayer ID # or Social Security #:

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTION FOR WARRANTHOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder.

DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown on the front of this certificate. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

(Please Print Name)

(Print Full Address)

(Social Security # or Tax ID #)

GUARANTEE OF SIGNATURE(S)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17AD-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm or a domestic stock exchange or (c) a credit union.

Signature:

(Name of Bank or Firm)

By:

(Signature of Officer)